UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2006

SALTY’S WAREHOUSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-130707	65-0855736

(State of Organization)	(Commission File Number)	(I.R.S. Employer
		Identification No.)

1088 South Pudong Road, Suite 1202, Shanghai, China 200120
(Address of Principal Executive Offices)

(021) 6888 0708

Registrants Telephone Number

1850 Southeast 17th Street, Suite 300, Ft. Lauderdale, FL		33316
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SALTY’S WAREHOUSE, INC. Report on Form 8-K

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

As of December 27, 2006, the sole director has adopted and a majority of the shareholders has approved the following: Amending the Articles of Incorporation changing the name of the corporation from Salty’s Warehouse, Inc. to eWorld Interactive, Inc.

Amending the Articles of Incorporation to increase the authorized capital of the company from 25,000,000 no par value common shares to 150,000,000 no par value common shares and 5,000,000 no par value preferred shares.

The majority of the outstanding shares approving the amendments consisted of 19,009,929 of the outstanding 22,450,000 voting common shares. 84.7% approval

Item 8.01 Other Events

Election of Guy Peckham as sole Director

As of December 27, 2006, a majority of the shareholders has approved and elected Guy Peckham to serve as a member of the board of directors until the next annual meeting of the shareholders.

The majority of the outstanding shares approving Mr. Peckham as a member of the board consisted of 19,009,929 of the outstanding 22,450,000 voting common shares. 84.7% approval

Share Cancellation

The sole director, Mr. Guy Peckham has offered and acting as the board has accepted the return for cancellation of 11,952,999 common shares owned by him as being in the best interest of the corporation to recapitalize the corporation.

Mr. Guy Peckham held 14,077,229 common shares representing 62.7% of the total issued and outstanding common shares. As a result of the cancellation Mr. Peckham holds 2,124,230 common shares representing 20.2% of the resulting 10,497,001 issued and outstanding common shares.

Forward split of 4.6 for 1 common share

As of December 27, 2006, the sole director has adopted and a majority of the shareholders has approved a forward split of 4.6 common shares for each common share held. Fractional shares will be rounded up.

The majority of the outstanding shares approving the forward split consisted of 19,009,929 of the outstanding 22,450,000 voting common shares. 84.7% approval

The record date for this forward split has been set by the board to January 1, 2007 with the effective date of January 12, 2007, subject to regulatory requirements.

SALTY’S WAREHOUSE, INC. Report on Form 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Salty’s Warehouse, Inc.

Date: January 02, 2007	By:	\s\ Guy Peckham, President

		Name:	Guy Peckham
		Title:	President, Secretary and CFO